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                                 PROMISSORY NOTE

US$620,000                                                     November 16, 2000


               FOR VALUE RECEIVED, Raymond R. Hood, a resident of Dallas,
Texas ("Maker"), promises to pay to the order of EXE Technologies, Inc., a Delaware corporation ("EXE"), the principal sum of Six Hundred Twenty Thousand Dollars and No Cents (US$620,000.00) (the "Principal Amount" as may be adjusted from time to time in accordance with the terms hereof), which shall be due and payable as set forth below:

         1. The Principal Amount shall bear interest at a rate of eight and one-half percent (8.5%) per annum. Interest shall be payable annually on each anniversary of this Promissory Note. Interest on the outstanding Principal Amount shall be calculated and applied on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed during the period commencing on the date hereof through and including July 31, 2003 (the "Maturity Date"). All payments, including the Principal Amount, accrued interest thereon and all other sums due hereunder, shall be due and payable in full upon the earlier of an Event of Default (as hereinafter defined) or the Maturity Date. Each payment made shall be applied: first, to any costs and charges incurred hereunder; second, to accrued and unpaid interest; and third, to reduce the Principal Amount.

         2. The Principal Amount may be prepaid in full or in part at any time without premium or penalty.

         3. All payments, including the Principal Amount, interest thereon and all other sums due hereunder shall be payable, in cash or by check, without setoff or deductions, in lawful money of the United States of America at the following address: EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247, attention: CFO, or at such other place as the holder hereof, from time to time, may designate in writing to Maker.

         4. The happening of any of the following shall constitute an "Event of Default" hereunder, the occurrence of which constitutes a demand for payment by EXE to Maker without any further action whatsoever:

               a. The failure of Maker to pay when due any payment of the Principal Amount, accrued interest thereon or any other payment due under the terms of this Promissory Note, which failure continues for a period of at least thirty (30) days following written notice from EXE to Maker; or

               b. The commencement of an involuntary case or the filing of a petition against Maker seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator, custodian, trustee (or similar official) of Maker for any substantial part of his properties, or seeking the winding-up or liquidation of his affairs (and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof), or the commencement by Maker of a voluntary case or the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by him to the institution of bankruptcy or insolvency proceedings against him, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or State bankruptcy or insolvency or other similar law, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) for any substantial part of Maker's property, or the making by him of any assignment for the benefit of creditors or the admission by him in writing of his inability to pay his debts generally as such debts become due.

         5. In the event that there shall occur an Event of Default or Maker fails to fully and timely perform any of his obligations under this Promissory Note, payment of the Principal Amount and any accrued interest thereon may be enforced and recovered, in whole or in part, at any time by one or more of the remedies provided to

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EXE in this Promissory Note, under that certain Pledge Agreement between
Maker as pledgor and EXE dated November 16, 2000, or under applicable law. In such case, EXE may set off against any amounts owed to Maker, including wages, bonuses, expense reimbursements or other payments due Maker from EXE, the Principal Amount, any accrued interest and any other amounts due EXE from Maker under this Promissory Note. Also, in such case EXE shall also recover all costs of suit and other expenses in connection therewith, together with the reasonable attorneys' fees for collection and interest on any judgment obtained by EXE from and after the date of any execution, judicial or foreclosure sale until actual payment is made to EXE of the full amount due EXE.

         6. Except as provided in paragraph 4(a) above, Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note. Maker agrees that Maker's liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by EXE. Maker agrees that additional guarantors or sureties may become parties hereto without notice to Maker or affecting its liability hereunder. Maker hereby waives and releases all errors, defects and imperfections in any proceeding instituted by EXE under the terms of this Promissory Note.

         7. If Maker is required by the government or taxing authority of the United States to deduct or withhold any taxes or duties from the monies payable to EXE by Maker under this Agreement, then Maker shall pay to EXE the gross amount of such monies, so that the net amount received by EXE (after withholding or deducting the required amount) is equal to the amount originally owed.

         8. Except as otherwise expressly provided in this Agreement, Maker shall pay directly, and indemnify EXE against and repay EXE on demand for, any and all income, franchise, sales, use, personal property, or other taxes, levies, customs, duties or other imposts or fees, together with any loss, liability, claim, costs or expenses, interest and penalties incurred by EXE as a result of Maker's failure to pay any such taxes when due.

         9. If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdiction, then the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of EXE in order to effect the provisions of this Promissory Note.

         10. All rights and remedies of EXE under this Promissory Note and any applicable law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. The enumeration in this Promissory Note of any waivers or consents by Maker shall not be deemed exclusive of any additional waivers or consents by Maker which may be deemed to exist in law or equity. No delay or omission by EXE in exercising any right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Promissory Note, shall be deemed made by EXE unless in writing and duly signed by an officer of EXE. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of EXE, and no single or partial exercise of any right or remedy under this Promissory Note shall preclude any other or further exercise thereof or any other right or remedy.

         11. Maker will reimburse EXE, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Promissory Note or with respect to any litigation or controversy arising from this Promissory Note (including, without limitation, attorneys' fees) whether or not suit is actually instituted.

         12. Maker hereby irrevocably submits to the personal and exclusive jurisdiction of the state courts of the State of Texas in and for the County of Dallas or the United States District Court for the Northern District of Texas over any suit, action or proceeding arising out of or relating to this Promissory Note. Maker hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which Maker may now have or hereafter have to the laying of the venue of any such suits, action or proceeding brought in such courts and any


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claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. Maker agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such courts shall be conclusive and binding upon Maker, and may be enforced in any courts in the jurisdiction of which Maker is or may be subject by a suit upon such judgment.

         13. Maker agrees that this Promissory Note shall be governed by and construed according to the laws of the State of Texas, U.S.A. without regard to the principles of conflicts of laws of any jurisdiction.

         14. This Promissory Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of EXE and its successors and assigns.

         15. This Promissory Note represents a full recourse obligation of Maker.

         16. The parties acknowledge that this Promissory Note replaces all outstanding indebtedness of Maker to EXE, including without limitation that certain Promissory Note dated December 8, 1999 of Maker in favor of EXE. The parties further acknowledge that obligations of Maker to EXE are subject to certain terms regarding forgiveness of indebtedness set forth in that certain Employment Agreement dated as of July 1, 2000.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, signs and seals this Promissory Note, on the date first above written.


                                     /s/ Raymond R. Hood
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                                    Raymond R. Hood

                                    Address:










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